UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): May 14, 2020

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTC Venture

Item 8.01	Other Events

Due to circumstances related to the coronavirus pandemic (“COVID-19”), the Company is filing this Current Report on Form 8-K to avail itself of the Securities and Exchange Commission’s Order under Section 36 of the Exchange Act Modifying Exemptions From The Reporting and Proxy Delivery Requirements for Public Companies (the “Order”), to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (“Form 10-Q”). The Company expects to file its Form 10-Q well before the expiration of the 45 days from the Form 10-Q’s original filing deadline allowed by the Order.

The impact of measures taken within China to limit the spread of COVID-19 has caused the Company to experience delays in routine financial operations and in its ability to coordinate with its auditor. The Company and its outside professionals have followed the recommendations and requirements of government authorities intended to minimize exposure risk for their employees, which has slowed the Company’s ability to ability to perform routine year end and quarterly financial reporting closing procedures and review processes. These and other factors have disrupted the Company’s ability to prepare its financial statements for inclusion in Form 10-Q.

The Company is supplementing its risk factors described in Item 1A of its 2018 Form 10-K as follows.

The impact of the coronavirus (COVID-19) pandemic on our operations, supply chain, and customers could have a material adverse effect on our business, financial position, results of operations and/or cash flows.

It is possible that the continued spread of COVID-19 could cause disruption in or increase costs in operating our business. There may be changes in our customers’ priorities and practices, as our customers confront competing budget priorities and more limited resources. These changes may impact their buying patterns which could impact our revenues and results of operations.

The COVID-19 pandemic could also impact our ability to perform functions related to our periodic reporting as a public company, in particular, processes and procedures related to our financial reporting.

The extent to which COVID-19 affects our operations will depend on future developments, which are highly uncertain, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or address its impact, among others. There can be no assurance that any measures we may take to maintain or increase or revenues in the foreseeable future will be successful.

Forward-looking Statements:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form8-K, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by forward-looking statements as a result of certain factors, including adverse effects on the Company’s business related to the disclosures made in this Form 8-K; volatility of the Company’s stock price; and the extent of the impact of COVID-19 on the Company’s operations. Because the risks, assumptions, and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: May 14, 2020	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer